Exhibit 99.1

ATRM ANNOUNCES REDUCTION IN DEBT AND

SETTLEMENT RELATED TO ACQUISITION OF KBS

St. Paul, Minn (06/29/15)—ATRM Holdings, Inc. (Nasdaq: ATRM) (“ATRM” or the “Company”) announced today that it has settled a dispute with the sellers of KBS (the “Sellers”), the modular construction business that ATRM acquired in April 2014.

Background Information Related to Settlement:

●	In April 2014, ATRM acquired KBS, a Maine-based manufacturer of modular structures for residential and commercial applications, pursuant to an asset purchase agreement executed on April 2, 2014 (“Purchase Agreement”).

●	As partial consideration for the acquisition, a wholly-owned subsidiary of ATRM issued an unsecured promissory note (“Original Note”) in the principal amount of $5.5 million with a maturity date of October 2, 2014, which was later extended to December 1, 2014. No payments of principal or interest have been made on the Original Note.

●	In April 2015, ATRM asserted certain indemnification and other claims against the Sellers related to KBS. The Sellers subsequently delivered a notice to ATRM objecting to such claims.

On June 26, 2015, ATRM and the Sellers entered into an agreement settling the dispute (the “Settlement Agreement”). The Settlement Agreement provided for the following:

●	The Original Note was cancelled and replaced with a new unsecured promissory note (“New Seller Note”), which reflected a reduction in the principal amount from $5.5 million to $2.5 million.

●	All accrued and unpaid interest under the Original Note, amounting to approximately $458,000, was forgiven.

●	The New Seller Note is payable in $100,000 installments payable on the first business day of each month for 25 months, beginning on July 1, 2015.

●	The New Seller Note will not accrue interest unless it is in default, in which case interest would accrue at a rate of 10% per annum.

●	ATRM withdrew all indemnification and other claims made against the Sellers.

●	ATRM and the Sellers agreed to certain mutual releases.

The Company expects to record a pretax gain of approximately $3.7 million in its second quarter, which ends on June 30, 2015, in connection with the Settlement Agreement. The estimated gain includes the reduction in the principal amount (after adjustment for imputed interest) and forgiven interest expense from the Original Note.

“This settlement agreement is a very favorable outcome for the Company,” said Dan Koch, ATRM’s president and chief executive officer. “We are pleased that the negotiations concluded and we are excited to move forward with this issue behind us. Reducing our debt and restructuring the payments over 25 months will allow us to better utilize cash flow for additional operating improvements, gaining efficiencies, and ultimately growing our business.”

About ATRM Holdings, Inc.

ATRM Holdings, Inc. (Nasdaq: ATRM), through its wholly-owned subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc., manufactures modular housing units for commercial and residential applications. ATRM is based in St. Paul, Minnesota, with facilities in South Paris and Waterford, Maine. ATRM’s website is www.atrmholdings.com.

Forward-Looking Statements

This press release may contain “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in the Company’s business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. These forward-looking statements are based upon assumptions and assessments that the Company believes to be reasonable as of the date hereof. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond the Company’s control. Actual results, factors, developments, and events may differ materially from those the Company assumed and assessed. Risks, uncertainties, contingencies, and developments, including those discussed in the Company’s filings with the Securities and Exchange Commission, could cause the Company’s future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

Contact:	Paul Askegaard
ATRM Holdings, Inc.
(651) 704-1812